NextDecade Announces the Appointment of Tarik Skeik as Chief Operating Officer

HOUSTON -- (BUSINESS WIRE) - July 22, 2024 – NextDecade Corporation (NextDecade or the Company) (NASDAQ: NEXT), announced today that Tarik Skeik has been appointed Chief Operating Officer (COO) of the Company. In this role, Skeik will report to the Chairman and CEO, Matt Schatzman, and further enhance a management team with outstanding experience in major capital project delivery and operations as the Company works to deliver Phase 1 of Rio Grande LNG (RGLNG) safely, on schedule, and within budget, reach positive final investment decisions on RGLNG Trains 4 and 5, and advance its Next Carbon Solutions business.
Before his appointment as the COO of the Company, Mr. Skeik, 44, was a global project executive at ExxonMobil where he worked since 2011. Mr. Skeik has over 20 years of experience delivering global complex mega projects in LNG, oil and petrochemicals across North America, the Middle East and Asia. He led the completion and start-up of six greenfield assets exceeding $50 billion in investments. His experience includes the planning and execution through initial operation of projects including the Huizhou Chemicals Complex in China, Gulf Coast Growth Ventures in the U.S., Banyu Urip in Indonesia, Kearl Expansion in Canada, and QatarGas 2 in Qatar.
“With over 20 years of experience delivering mega energy projects around the globe, I’m excited to have Tarik join our team,” said NextDecade Chairman and CEO, Matt Schatzman. “Tarik brings a diverse set of skills that will help NextDecade transition from a successful development company into a world-class operating company.”
About NextDecade Corporation
NextDecade Corporation is an energy company accelerating the path to a net-zero future. Leading innovation in more sustainable LNG and carbon capture solutions, NextDecade is committed to providing the world access to cleaner energy. Through our subsidiaries Rio Grande LNG and NEXT Carbon Solutions, we are developing a 27 MTPA LNG export facility in South Texas along with one of the largest carbon capture and storage projects in North America. We are also working with third-party customers around the world to deploy our proprietary processes to lower the cost of carbon capture and storage and reduce CO2 emissions at their industrial-scale facilities. NextDecade’s common stock is listed on the Nasdaq Stock Market under the symbol “NEXT.” NextDecade is headquartered in Houston, Texas. For more information, please visit www.next-decade.com.
Forward-Looking Statements
This press release contains forward-looking statements within the meaning of U.S. federal securities laws. The words “anticipate,” “contemplate,” “estimate,” “expect,” “project,” “plan,” “intend,” “believe,” “may,” “might,” “will,” “would,” “could,” “should,” “can have,” “likely,” “continue,” “design,” “assume,” “budget,” “guidance,” “forecast,” and "target," and other words and terms of similar expressions are intended to identify forward-looking statements, and these statements may relate to the business of NextDecade and its subsidiaries. These statements have been based on assumptions and analysis made by NextDecade in light of current expectations, perceptions of historical trends, current conditions and projections about future events and trends and involve a number of known and unknown risks, which may cause actual results to differ materially from expectations expressed or implied in the forward-looking statements. Although NextDecade believes that the expectations reflected in these forward-looking statements are reasonable, it can give no assurance that the expectations will prove to be correct. NextDecade’s actual results could differ materially from those anticipated in these forward-looking statements as a result of a variety of factors, including those discussed in NextDecade’s periodic reports that are filed with and available from the Securities and Exchange Commission. Additionally, any development of subsequent trains at the Rio Grande LNG Facility or CCS projects remains contingent upon execution of definitive commercial and financing agreements, securing all financing commitments and potential tax incentives, achieving other customary conditions and making a final investment decision to proceed. The forward-looking statements in this press release speak as of the date of this release.

NextDecade may from time to time voluntarily update its prior forward-looking statements, however, it disclaims any commitment to do so except as required by securities laws.
NextDecade Contacts
Investors
Megan Light
mlight@next-decade.com
832-981-6583
Media
Susan Richardson
srichardson@next-decade.com
832-413-6400